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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Registration Statement (Form S-3) and related Prospectus of NeoMagic Corporation for the registration of 8,695,692 shares if its common stock and to the incorporation by reference therein of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
September 14, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM